FILED #C29602-00
                                                           NOV 06 2000
                                                           IN THE OFFICE OF
                                                           /S/ DEAN HELLER
                                                           DEAN HELLER
                                                           SECRETARY OF STATE


                    ARTICLES OF INCORPORATION

                                OF

                   NOVA STAR INNOVATIONS, INC.

            The undersigned, natural person of eighteen years or more of age, acting as incorporator of a Corporation (the "Corporation") under the Nevada Revised Statutes, adopts the following Articles of Incorporation for the
Corporation:

                            ARTICLE I
                       NAME OF CORPORATION

            The name of the Corporation is Nova Star Innovations, Inc.

                            ARTICLE II
                              SHARES

            The amount of the total authorized capital stock of the Corporation is 20,000,000 shares of common stock, par value $.001 per share. Each share of common stock shall have one (1) vote. Such stock may be issued from time to time without any action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the full consideration for which has been paid or delivered, shall be deemed the full paid up stock, and the holder of such shares shall not be liable for any further payment thereof. Said stock shall not be subject to assessment to pay the debts of the Corporation, and no paid-up stock and no stock issued as fully paid, shall ever be assessed or assessable by the Corporation.

            The Corporation is authorized to issue 20,000,000 shares of common stock, par value $.001 per share.

                           ARTICLE III
                   REGISTERED OFFICE AND AGENT

            The address of the initial registered office of the Corporation is 8665 West Flamingo Road, Suite 2000, Las Vegas, Nevada 89147 and the name of its initial registered agent at such address is Principal Holdings, Inc.

                            ARTICLE IV
                           INCORPORATOR

            The name and address of the incorporator is:

            NAME                          ADDRESS

            Anita Patterson               476 East South Temple, #440
                                          Salt Lake City, Utah 84111

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                            ARTICLE V
                            DIRECTORS

            The members of the governing board of the Corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of the Corporation, provided that the number of directors shall not be reduced to less than one (1). The name and post office address of the first board of directors, which shall be two in number, are as follows:

            NAME                       ADDRESS

            Mark Clayton               476 East South Temple, #440
                                       Salt Lake City, Utah 84111

            Don Mayer                  476 East South Temple, #440
                                       Salt Lake City, Utah 84111

                            ARTICLE VI
                             GENERAL

            A. The board of directors shall have the power and authority to make and alter, or amend, the bylaws, to fix the amount in cash or otherwise, to be reserved as working capital, and to authorize and cause to be executed the mortgages and liens upon the property and franchises of the Corporation.

            B. The board of directors shall, from time to time, determine whether, and to what extent, and at which times and places, and under what conditions and regulations, the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stockholders; and no stockholder shall have the right to inspect any account, book or document of this Corporation except as conferred by the Statutes of Nevada, or authorized by the directors or any resolution of the stockholders.

            C. No sale, conveyance, transfer, exchange or other disposition of all or substantially all of the property and assets of this Corporation shall be made unless approved by the vote or written consent of the stockholders entitled to exercise two-thirds (2/3) of the voting power of the Corporation.

            D. The stockholders and directors shall have the power to hold their meetings, and keep the books, documents and papers of the Corporation outside of the State of Nevada, and at such place as may from time to time be designated by the bylaws or by resolution of the board of directors or stockholders, except as otherwise required by the laws of the State of Nevada.

            E. The Corporation shall indemnify each present and future officer and director of the Corporation and each person who serves at the request of the Corporation as an officer or director of the Corporation, whether or not such person is also an officer or director of the Corporation, against all costs, expenses and liabilities, including the amounts of judgments, amounts paid in compromise settlements and amounts paid for services of counsel and other related expenses, which may be incurred by or imposed on him in connection with any claim, action, suit, proceeding, investigation or inquiry hereafter made, instituted or threatened in which he may be involved as a party or otherwise by reason of any past or future action taken or authorized and approved by him or any omission to act as such officer or director, at the time of the incurring or imposition of such costs, expenses, or liabilities, except such costs, expenses or liabilities as shall relate to matters as to which he shall in such action, suit or proceeding, be finally adjudged to be liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, as to whether or not a director or officer was liable by reason of his negligence or willful misconduct toward the Corporation or such other Corporation in the performance of his duties as such officer or director, in the absence of such final adjudication of the existence of such liability, the board of directors and each officer and director may conclusively rely upon an opinion of legal counsel selected by or in the manner designed by the board of directors. The foregoing right of indemnification shall not be exclusive of other rights to which any such officer or director may be entitled as a matter of law or otherwise, and shall inure to the benefit of the heirs, executors, administrators and assigns of each officer or director.

            The undersigned incorporator executed these Articles of Incorporation, certifying that the facts herein stated are true this 20th day of October, 2000.

                                    /s/ Anita Patterson
                                    _____________________________________
                                    ANITA PATTERSON

STATE OF UTAH           )
                        :  ss.
COUNTY OF SALT LAKE     )

     On this 20th day of October, 2000, personally appeared before me Anita Patterson, personally known to me or proved to me on the basis of satisfactory evidence to be the person whose name is signed on the preceding document, and acknowledged to me that she signed it voluntarily for its stated purpose.

                                     /s/ signature illegible
                                     ____________________________________
                                       NOTARY PUBLIC

[Notary stamp appears here]

                                                           FILED #C29602-00
                                                           NOV 06 2000
                                                           IN THE OFFICE OF
                                                           /S/ DEAN HELLER
                                                           DEAN HELLER
                                                           SECRETARY OF STATE

                    CERTIFICATE OF ACCEPTANCE
                 OF APPOINTMENT BY RESIDENT AGENT

            In the matter of Nova Star Innovations, Inc., Principal Holdings, Inc., with address at 8665 West Flamingo Rd., Suite 2000, Las Vegas, Nevada 89147, hereby accepts the appointment as Resident Agent of Nova Star Innovations, Inc. in accordance with N.R.S. 78.090.

           IN WITNESS WHEREOF, I hereunto set my hand this 20th day of October, 2000.




                                       /s/ Anita Patterson
                                 By: ________________________________________
                                     Principal Holdings, Inc., Resident Agent
                                 By: Anita Patterson, Secretary